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                                                                    Exhibit 99.M

                                    EXHIBIT M

                                Guarantee of SSBH
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                                                               EXECUTION VERSION


GUARANTEE, dated as of January 4, 2001 (this "GUARANTEE"), of SALOMON SMITH BARNEY HOLDINGS INC., a New York corporation (the "GUARANTOR"), in favor of Banco Santander Central Hispano, S.A., acting through its London branch (the "LENDER").

1. GUARANTEE. In order to induce the Lender to enter into the Loan and Security Agreement, dated as of the date hereof (the "AGREEMENT"), with the Guarantor's wholly-owned subsidiary, Salomon Brothers International Limited ("SALOMON"), the Guarantor absolutely and unconditionally guarantees to the Lender, its successors and permitted assigns, the prompt payment of all amounts payable by Salomon under the Agreement, whether due or to become due, secured or unsecured, joint or several (the "OBLIGATIONS") all without regard to any counterclaim, set-off, deduction or defense of any kind which Salomon or the Guarantor may have or assert, and without abatement, suspension, deferment or diminution on account of any event or condition whatsoever. The Guarantor agrees to pay any and all reasonable out-of-pocket expenses (including reasonable attorney's fees and expenses) incurred by the Lender to enforce any rights under this Guarantee after demand for payment hereunder has been made by the Lender and not timely honored, PROVIDED that the Guarantor shall not be required to pay such expenses if the Lender is not successful in any action to enforce such rights under this Guarantee. Any capitalized term used herein and not otherwise defined shall have the meaning assigned to it in the Agreement.

2. NATURE OF GUARANTEE. This Guarantee is a guarantee of payment and not of collection. The Lender shall not be obligated, as a condition precedent to performance by the Guarantor hereunder, to file any claim relating to the Obligations in the event that Salomon becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Lender to file a claim shall not affect the Guarantor's obligations hereunder. This Guarantee shall continue to be effective or be reinstated if any payment to the Lender by Salomon on account of any Obligation is returned to Salomon or is rescinded upon the insolvency, bankruptcy or reorganization of Salomon.

3. CONSENTS, WAIVERS AND RENEWALS. The Guarantor agrees that the Lender may at any time and from time to time, either before or after the maturity thereof, without notice to or further consent of the Guarantor, change the time, manner or place of payment or any other term of any Obligation, exchange, release, or surrender any collateral for, or renew or change any term of, any of the Obligations owing to it, and may also enter into a written agreement with Salomon or with any other person liable on any Obligation, or interested therein, for the extension, renewal, payment, compromise, modification, waiver, discharge or release thereof, in whole or in part, without impairing or affecting this Guarantee. The Obligations of the Guarantor under this Guarantee are unconditional, irrespective of the value, genuineness, validity, or enforceability of the Obligations, and, to the fullest extent permitted by applicable law, any other circumstance which might constitute a defense available to, or a discharge of, the Guarantor. The Guarantor agrees that the Lender may have recourse to the Guarantor for payment of any of the Obligations, whether or not the Lender has proceeded against any collateral security or any obligor principally or secondarily obligated for any Obligation. The Guarantor waives demands, promptness, diligence and all notices that may be required by law or to perfect the Lender's rights hereunder except notice to the Guarantor of a default by Salomon under the Agreement. No failure, delay or single or partial exercise by the Lender of its rights or remedies hereunder shall operate as a waiver of such rights or remedies. All rights and remedies hereunder or allowed by law shall be cumulative and exercisable from time to time.

4. REPRESENTATIONS AND WARRANTIES. The Guarantor hereby represents and warrants that:
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            (i) the Guarantor is duly organized, validly existing and in good standing under the laws of the State of New York;

            (ii) the Guarantor has the requisite corporate power and authority to issue this Guarantee and to perform its obligations hereunder, and has duly authorized, executed and delivered this Guarantee;

            (iii) the Guarantor is not required to obtain any authorization, consent, approval, exemption or license from, or to file any registration with, any government authority as a condition to the validity of, or to the execution, delivery or performance of, this Guarantee;

            (iv) as of the date of this Guarantee, there is no action, suit or proceeding pending or threatened against the Guarantor before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which would have a material adverse effect on the ability of the Guarantor to perform any of its obligations under this Guarantee;

            (v) the execution, delivery and performance of this Guarantee by the Guarantor does not contravene or constitute a default under any statute, regulation or rule of any governmental authority or under any provision of the Guarantor's certificate of incorporation or by-laws or any contractual restriction binding on the Guarantor; and

            (vi) this Guarantee constitutes the legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms, subject to the effect of any bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5. SUBROGATION. Upon payment by Guarantor of any sums to Lender under this Guarantee, all rights of Guarantor against Salomon arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full of all the obligations of Salomon under the Agreement.

6. TERMINATION. This Guarantee is a continuing guarantee and shall remain in full force and effect until such time as all obligations of Salomon under the Agreement have been paid in full.

7. NOTICES. Any notice or communication required or permitted to be made hereunder shall be made in the same manner and with the same effect, unless otherwise specifically provided herein, as set forth in the Agreement. Notices to the Guarantor shall be made to Salomon Smith Barney Holdings Inc., 388 Greenwich Street, 38th Floor, New York, New York 10013, United States,
Attention: Joseph Martinelli, Facsimile: 212-816-2250.

8. GOVERNING LAW; JURISDICTION. THIS GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO CHOICE OF LAW DOCTRINE AND WITHOUT GIVING EFFECT TO ANY PROVISION THEREOF THAT WOULD PERMIT OR REQUIRE THE LAWS OF ANOTHER JURISDICTION TO APPLY. THE GUARANTOR HEREBY IRREVOCABLY CONSENTS TO, FOR THE PURPOSES OF ANY PROCEEDING ARISING OUT OF THIS GUARANTEE, THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY.


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9. MISCELLANEOUS. Each reference herein to the Guarantor, Lender or Salomon shall be deemed to include their respective successors and assigns. The provisions hereof shall inure in favor of each such successor or assign. This Guarantee (i) shall supersede any prior or contemporaneous representations, statements or agreements, oral or written, made by or between the parties with regard to the subject matter hereof, (ii) may be amended only by a written instrument executed by the Guarantor and Lender and (iii) may not be assigned by either party without the prior written consent of the other party; PROVIDED that Lender may assign or otherwise transfer its rights under this Guarantee to any of its affiliates in connection with an assignment to such affiliate of the Agreement in accordance with the terms thereof.


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      IN WITNESS WHEREOF, the undersigned has executed this Guarantee as of the date first above written.


SALOMON SMITH BARNEY HOLDINGS INC.


By: /s/ MARK KLEINMAN
    ----------------------------------
   Name:  Mark Kleinman
   Title:  Treasurer


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